Exhibit 10.7      WorldPoint Distribution Agreement

                             DISTRIBUTION AGREEMENT
                             ----------------------

         THIS AGREEMENT is made as of the last date noted on the execution page (the "Effective Date") by and between Emergency Filtration Products, Inc. ("EFP") a Nevada corporation having its principal place of business at:

                       Emergency Filtration Products, Inc.
                             4335 S. Industrial Road
                               Las Vegas, NV 89103
                               Tel: (702) 798-4541
                               Fax: (702) 798-4939

                                       and

World Point ECC, Inc., ("Distributor") a company organized under the laws of the State of Illinois and having its principal place of business at:

                              World Point ECC, Inc.
                         151 S. Pfingsten Road, Suite E
                            Deerfield, Illinois 60015
                               Tel: (847) 412-0677
                               Fax: (847) 412-4939

                                     RECITAL

         EFP wishes to appoint Distributor, and Distributor wishes to be appointed, as exclusive distributor of the WorldPoint ECC AED Prep Kit featuring the RespAide CPR Isolation Mask set forth in Exhibit A (the "Product") in the territory (the "Territory") and the market(s) ("Markets") set forth in Exhibit A.


1.       APPOINTMENT
         -----------

Exclusive Distributor:

         1.1 Scope. Subject to the terms and conditions of this Agreement, EFP hereby appoints Distributor, and Distributor hereby accepts appointment, as the exclusive distributor of Product in the Territory. Distributor acknowledges that this appointment is exclusive and EFP shall not have the right to distribute the Product in the Territory itself or through agents or other distributors. Further, EFP agrees not to reproduce, in any form, the Product for anyone other than the Distributor, including but not limited to other agents or other distributors. Finally, Distributor agrees not to reproduce, in any form, the Product for anyone other than EFP.

         1.2 Subdistributors. Distributor may appoint subdistributors to promote and/or distribute Product with the Territory. Distributor shall at all times remain as primary obligor under this Agreement.

2.       OBLIGATIONS OF DISTRIBUTOR
         --------------------------

         2.1 Minimum Purchase Requirement. Distributor shall purchase from EFP such quantities of the Product as shall satisfy all of Distributor's requirements for resale during the term of this Agreement; provided, however, that Distributor shall in all events be required to purchase not less than a minimum of 1,000 products per year, set forth in Exhibit B. If Distributor fails to meet such requirements, EFP shall have the right to terminate this Agreement pursuant to Section 9.2 hereof with no liability to EFP.

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         2.2 Marketing Efforts. Distributor shall have the following obligations with respect to the marketing and distribution of the Product within the Territory and Market:

         (a) To use its reasonable best efforts to further the promotion, marketing, and distribution of the Product in the Territory.

         (b) To promptly respond to all inquiries or complaints from purchasers of the Product;

         (c) To provide adequate and appropriate sales training, as reasonably determined by Distributor to its staff concerning the sale and marketing of the Product;

         (d) To comply with all laws and regulations of the Territory.

         2.3 Reverse Engineering; Alteration of Product. Distributor shall not reverse engineer or disassemble the Products and shall not knowingly allow any other person to do so. Distributor shall not alter the Product or any Product packaging or labeling except with the prior written consent of EFP.

         2.4 Product Claims. Distributor shall make no claims concerning the Products except as agreed among the parties or as are contained in EFP's marketing materials provided to Distributor for use in the territory.

         2.5 Notice of Intellectual Property Infringement. Distributor shall promptly notify EFP in writing of any patent, copyright infringement or unauthorized use of EFP's trade secrets or trademarks in the Territory of which Distributor becomes aware. EFP reserves the right in its sole discretion to institute any proceedings against such third party infringers, and Distributor shall refrain from doing so. Distributor shall cooperate fully with EFP in any legal action taken by EFP against such third parties, provided that EFP shall pay all expenses of such action and all damages which may be awarded or agreed upon in settlement of such action shall accrue to EFP.

         2.6 Product Recalls. If either party believes that a recall of any Products or other corrective action in the Territory is desirable or required by law in the territory or elsewhere, it shall immediately notify the other party. The parties shall them discuss reasonably and in good faith whether such recall or corrective action is appropriate or required and the manner in which the same shall be handled. This Section shall not limit the obligations of either party under law with respect to recall of Products required by law. Each party shall promptly provide the other with copies of correspondence to or from governmental authorities relating to a recall of any Products or other corrective action in the Territory concerning the Products.

         2.7 To the extent that Distributor maintains a policy of product liability insurance and to the extent that the Products are included within that product liability insurance policy, Distributor will arrange for EFP to be designated as an additional named insured during the term of this Agreement and for long thereafter as a practical need exists.


3.       OBLIGATIONS OF EFP
         ------------------

         3.1 Minimum Production Requirement. EFP understands and agrees that achievement of the minimum product production requirements, set forth in Exhibit B, is the essence of this Agreement and that if EFP fails to meet such requirements, Distributor shall have the right to terminate this Agreement pursuant to Section 9.2 hereof with no liability to Distributor.

         3.2 Reverse Engineering. EFP shall not reverse engineer or disassemble the Product and shall not knowingly allow any other person to do so. EFP shall not alter the Product or any Product packaging or labeling except with the prior written consent of Distributor.

         3.3 Marketing Support. EFP shall have the following obligations with respect to the marking support of the Products within the Territory and Market:

         (a) To use its reasonably best efforts to supply the Products to Distributor;

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         (b) To assist Distributor in promptly responding to all inquiries or complaints from purchasers of the Products;

         (c) To comply with all the laws and regulations of the Territory.

         3.4 Insurance. EFP shall maintain in force, during the term of this Agreement and for as long as thereafter as a practical need exists, one or more policies of product liability insurance, in the amount of at least $1,000,000 which shall cover all liabilities of EFP, whenever arising, attributable to the Products. Distributor shall be designated as an additional named insured under each such policy and shall be provided with a certificate of insurance within thirty (30) days after the issuance and each renewal thereof. The coverage provided to Distributor shall at a minimum be the standard "broad form" vendor's liability endorsement.

         3.5 Inventory. EFP shall make available inventory of the Product sufficient to meet anticipated demand. Distributor shall provide EFP with a fifteen (15) day prior written notice requesting an inspection of EFP's inventory of the Products.


4.       PURCHASES AND PAYMENT TERMS
         ---------------------------

         4.1 Orders. Distributor shall submit orders for the Products to EFP in writing. Acceptance by EFP may be delivered by reply facsimile or by shipping the requested Product within a reasonable time. No accepted order may be modified or canceled except as agreed in writing by the parties. Distributor's orders or mutually agreed change orders shall be subject to all provisions of this Agreement. Any terms or conditions of such order or change order which conflict with the terms or conditions of this Agreement shall be deemed excluded.
         4.2      Orders.    Distributor purchase orders shall include shipping
instructions and shipping address.

         4.3 Delivery Terms. Unless otherwise agreed in writing by the parties, deliveries of less than 240 units shall be FOB EFP's plant; orders of 240 units or more shall be FOB destination within the contiguous United States. EFP shall insure and be responsible for the cost of insuring each shipment of the Products with a reputable insurer for the full invoice price of such shipment. Such insurance shall provide for coverage from EFP's manufacturing or warehouse facility to the location of the Product's shipping destination per the invoice. Title of the Product shall transfer upon delivery of the Product to destination per the invoice.

         4.4 Acceptance of Products/Right of First Refusal. In the even of any shortage, damage or discrepancy in or to a shipment of Product, Distributor shall have the right of first refusal and promptly provide written notice of EFP within ten (10) days after delivery of the Product. If such evidence demonstrates that EFP is responsible for such shortage, damage or discrepancy, EFP shall promptly deliver additional or substitute Product to Distributor, but in no event shall EFP be liable for any additional costs, expenses or damages incurred by Distributor directly or indirectly as a result of such shortage, damage or discrepancy in or to a shipment. Distributor shall return any excess or damaged Products.

         4.5 Prices. Distributor shall pay EFP the prices for the Product as listed in Exhibit A. The prices are subject to change on a yearly basis or earlier, by mutual agreement of the parties.

         4.6 Payment Terms. Subject to a credit limit that will be established by EFP in its reasonable discretion, payment for each shipment shall be made within forty-five (45) days of EFP's invoice date, which will not be before the date of shipment. All payments shall be made in United States Dollars. Any overdue payment from Distributor to EFP under this Agreement shall accrue interest at the lesser of fifteen percent (15%) per annum or the highest rate permitted under applicable law. EFP shall have the right to recover its collection costs and expenses (including reasonable attorney's fees) for late payments. EFP reserves the right to withhold or suspend shipment of Product if there is any overdue balance owed by Distributor to EFP.

         4.7 Product Changes. EFP may not make any modification or improvements to the Product without written consent from Distributor. The RespAide CPR Isolation Mask is excluded from the requirements of this paragraph.

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         4.8 Net Payments. All payments to be made by Distributor to EFP pursuant to this Agreement represent net amounts EFP is entitled to receive and shall not be subject to any deductions for any reason whatsoever, including export tariffs, duties, assessments, taxes, bank charges, and any potential miscellaneous out-of-country charges.


5.       LIMITED WARRANTY; DAMAGES
         -------------------------

         5.1 Limited Warranty. EFP offers a limited warranty on the Product, which may be modified from time to time by agreement of the parties. The warranty which shall apply to a particular Product shall be that in effect at the time of shipments of such Product. EFP shall include a copy of the current warranty with Product's shipments. EFP's warranty runs to the original end-user only. Distributor shall make no warranty or other representation concerning the Products, express or implied, other than the applicable Product warranty of EFP. THE APPLICABLE IMITED WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. THE SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF EFP'S LIMTIED WARRANTY SET FORTH AND HEREIN SHALL BE LIMITED TO THE REMEDIES PROVIDED HEREIN.


6.       INDENMIFICATION
         ---------------

         6.1 Indemnification of EFP. EFP hereby agrees to indemnify, defend and hold Distributor harmless from any damages awarded against Distributor (including, without limitation, reasonable costs and legal fees thereby incurred by Distributor) arising out of any suit, claim or other legal action ("Legal Action") brought by a third party that alleges the Products, or any of them, infringe any United States patent, copyright, or trade secret. If a Product is found to infringe any such third party intellectual property right in such a Legal Action, by agreement of the parties, EFP may, at EFP's expense: (a) obtain a license from such third party for the benefit of Distributor; or (b) replace or modify the Product so that it is no longer infringing. If neither of the foregoing is commercially feasible, Distributor may terminate this Agreement with no further liability to all losses, damages, and expenses arising out of claims made by users of the Products on the grounds of product liability, sounding in tort, contract, or otherwise, to the extent that such losses, damages and expenses are attributable to defects existing at the time of shipment of the Products by EFP. Distributor agrees to inform EFP promptly in writing of any such claims made by users of the Product.

         6.2 Indemnification by Distributor. Distributor hereby agrees to indemnify, defend and hold EFP harmless from any damages, costs or liabilities (including, without limitation, any reasonable costs or legal fees thereby incurred by EFP) arising out of any Legal Action that relates to or results out of the activities of the Distributor in connection with marketing, distribution or sale of the Products, including, without limitation, (a) any act or omission by Distributor or any of its subdistributors or agents; or (b) any unfair business practice of Distributor or any of it subdistributors or agents.

         6.3 Indemnification Procedure. A party seeking indemnification (an "indemnified party") shall give the other party (an "indemnifying party") written notice of any claim, threat or legal action within fifteen (15) days of first knowledge thereof. The indemnifying party shall have sole and exclusive control of the defense of any legal action, including the choice and direction of legal counsel. The indemnified party shall have the right to engage its own counsel, at its own expense. The indemnified party may not settle or compromise any legal action without the written consent of the indemnifying party.


7.       CONFIDENTIALITY
         ---------------

         7.1 Confidential Information; Term. All Confidential Information (as defined below) shall be deemed confidential and proprietary to the party ("Disclosing Party") disclosing it to the other ("Receiving Party"). Receiving Party may use the Confidential Information during the term of this Agreement only as permitted or required for its performance hereunder. Receiving Party shall not disclose or provide any Confidential Information to any third party and shall take reasonable measures to prevent any unauthorized disclosure by its employees, agents, contractors or consultants, including appropriate individuals nondisclosure agreements. The foregoing duty shall survive any termination or expiration of this Agreement for a period of five years.

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         7.2 Definition. As used in this Agreement, the term "Confidential
Information" shall mean all information disclosed by Disclosing Party to Receiving Party, regardless of the form in which it is disclosed, relating to Disclosing Party's trade secrets, markets, customers, products, patents, inventions, procedures, methods, designs, strategies, plans, assets, liabilities, prices, costs, revenues, profits, organization, employees, agents, resellers or business in general. The following shall not be considered Confidential Information for purposes of this Article 7:

          (a) Information which is or becomes in the public domain through no fault or act of Receiving Party.

          (b) Any shared information which was independently developed by Receiving Party without the use of or reliance on Confidential Information;

          (c) Information which was provided to Receiving Party by a third party under no duty of confidentiality to Disclosing Party; or

          (d) Information which is required to be disclosed by law, provided, however, prompt prior notice thereof shall be given to Disclosing Party and disclosure shall be limited to the maximum extent possible.


8.       TRADEMARKS
         ----------

         8.1 Use of Trademarks. EFP grants to Distributor, and Distributor hereby accepts from EFP, a nonexclusive, nontransferable, and royalty-free license to use the EFP trademarks specified in Exhibit C hereto, as the same may be revised by agreement of the parties from time to time, during the term of this Agreement, in the Territory solely in connection with the distribution, promotion and advertising of the Products. Distributor may use the EFP trademarks in promotional brochures and in connection with trade fairs. EFP may reasonably inspect and monitor Distributor's use of the EFP trademarks. Distributor shall not remove or alter any EFP trade names, trademarks, copyright notices, serial numbers, labels, tags or other identifying marks, symbols or legends affixed to any Products, documentation, containers, or packages. Distributor shall not adopt, use or register any words, phrases or symbols which are identical to or confusingly similar to any of EFP's trademarks.

         8.2 Termination of Use. Upon termination of this Agreement, Distributor shall immediately cease any use of the EFP trademarks in any manner.


9.       TERMS AND TERMINATION
         ---------------------

         9.1 Term. This Agreement shall take effect on the Effective Date and shall be effective for one (1) year, unless terminated earlier as provided in
Section 9.2 below. This Agreement shall thereafter automatically continue for successive one-year terms unless either party provides written notice of termination of this Agreement as provided in Section 9.2 below.

         9.2      Termination.  Either party may terminate this Agreement if:

          (a) the other party files a petition of any type as to its bankruptcy, is declared bankrupt, becomes insolvent, make an assignment for the benefit of creditors, goes into liquidation or receivership, or otherwise loses legal control of its business involuntarily.

          (b) the other party is in material breach of this Agreement and has failed to cure such breach within thirty (30) days of receipt of written notice thereof from the first party.

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          (c) EFP may also terminate this Agreement within thirty (30) days of receipt of written notice to Distributor if:

               (I) Distributor shall have failed to meet the applicable annual minimum purchase requirements for the Products; or

               (ii) an act or omission of Distributor or Distributor's
                    employees, officers, subdistributors or agents is likely, in the reasonable discretion of EFP, to cause or has caused material harm or disrepute to the reputation of EFP or the Products; or

               (iii) Distributor breaches any obligation of Distributor
                    regarding EFP's intellectual property or alters any Product or the labeling therefore without EFP's prior written consent.

          (d) Distributor may also terminate this Agreement within thirty (30) days of receipt of written notice to EFP if:

               (I) EFP shall have failed to meet the applicable annual minimum production requirements for the Products; or

               (ii) an act or omission of EFP or EFP's employees, officers, subdistributors or agents is likely, in the reasonable discretion of Distributor, to cause or has caused material harm or disrepute to the reputation of the Distributor, or the Products; or

               (iii) if EFP effects any detrimental material changes to existing
                    Products described in Exhibit A.

         9.3 Partial Termination: In the event that either party shall the right pursuant to the provisions of Section 9.2 to terminate this Agreement in its entirety, either party may elect, in its sole discretion, to terminate this Agreement solely as it applies to any portion of the Territory or as a specific market.

         9.4 Rights and Obligations of Termination: In the event of termination of this Agreement for any reason, the parties shall have the following rights and obligations:

         (a) Neither party shall be released from the obligation to make payment of all amounts then or thereafter due and payable;

         (b) Each party's duties of confidentiality under Article 7 and the duties of both parties concerning dispute resolution under
                  Article 10 shall survive termination of this Agreement;

         (c) Distributor shall cease to distribute the Products and shall return to EFP, at the Distributor's expense, or at EFP's expense if the contract was terminated as a result of reach by EFP, all copies of promotional and technical materials and artwork provided by EFP;

         (d) EFP may, at Distributor's option, repurchase Distributor's inventory of non-obsolete and non-expired Products at a price that is mutually agreed to by EFP and Distributor or direct Distributor to sell them to the third party or parties selected by EFP; and

         (e) Distributor shall return or, if requested by EFP, destroy all Confidential Information, including, if applicable, all electronic copies thereof and shall certify in writing that it has done so.

         9.5 No Compensation: In the event of any expiration or termination of this Agreement for any reason, neither party shall owe any compensation to the other party for lost profits, lost opportunities or good will.


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10.      ARBITRATION
         -----------

         10.1 Litigation Rights Reserved. If any dispute arises with respect to the unauthorized use of Confidential Information, EFP's trademarks or other intellectual property of EFP or Distributor, by Distributor or EFP, the other party may seek any available remedy at law or equity from a court of competent jurisdiction.

         10.2 Arbitration. Except as provided in Section 10.1 above, any dispute, claim or controversy which shall arise out of or in relation to this Agreement, or the breach thereof, shall be finally settled by binding arbitration at Las Vegas, Nevada, U.S.A. by one (1) arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding any contrary provisions in the AAA rules, each party shall bear its own costs and expenses of the arbitration and one-half (1/2) of the fees and costs for the arbitrator unless the arbitrator determines the fees and costs should be borne by one of the parties. The arbitrator may not award or assess damages against either party.

         10.3 Governing Law. This Agreement shall be governed by, and interpreted and constructed in accordance with the laws of the State of Illinois, excluding its choice of law rules.


11.      MISCELLANEOUS
         -------------

         11.1 Force Majeure. If the performance of this Agreement or any obligation hereunder (other than the payment of monies due owing hereunder) is prevented, restricted or interfered with by reason of any event or condition beyond the reasonable control of such party (including without limitation acts of state or governmental action, riots, disturbance, war strikes, lockouts, slowdowns, prolonged shortage of energy or other supplies, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning and explosion, or any refusal or failure of any governmental authority to grant any export license legally required), the party so affected shall be excused from such performance, only for so long as and to the extent that such a force prevents, restricts or interferes with the party's performance and provided that the party affected gives notice thereof to the other party and uses diligent efforts to remedy such event or conditions.

         11.2 Relationship. This Agreement does not make either party the employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. Each party is acting as an independent contractor.

         11.3 Assignment. Neither party shall have the right to assign or otherwise transfer its rights and obligations under this Agreement except with the prior written consent of the other. Any prohibited assignment shall be null and void.

         11.4 Notices. Notices required to be given hereunder shall be given to the party at the address set forth on page 1 or such other address of which a party may notify the other party in writing. Notices shall be deemed sufficient if given by (a) registered or certified mail, postage prepaid, return receipt requested, (b) private courier service, or (c) facsimile with electronic confirmation for receipt, addressed to the respective addresses of the parties as first above written or at such other address as the respective parties may designate by like notice from time to time. Notices so given shall be effective upon the earlier of (1) receipt by the party to which the notice is give, or (2) on the fifth (5th) day following mailing.

         11.5 Entire Agreement. This Agreement, including the Exhibits hereto which are incorporated herein, constitutes the entire agreement of the parties with respects to the subject matter hereof and supersedes all proposals, oral or written, and all negotiations, conversations, discussion or previous distribution agreements or arrangements heretofore between the parties. Distributor and EFP hereby acknowledge that they have not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained herein.

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         11.6 Amendment. This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or in part, except in writing signed by both parties.

         11.7 Severability. If any provision of this Agreement is found unenforceable under any of the laws or regulations applicable thereto, such provision shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any other the other provisions of this Agreement.

         11.8 Counterparts. This Agreement may be executed in two or more counterparts, and each such counterpart shall be deemed an original hereof.

         11.9 Waiver. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by duly authorized representatives below.

WorldPoint ECC, Inc.                         Emergency Filtration Products, Inc.

\S\ John C. Amato                            \S\ Douglas K. Beplate
John C. Amato                                Douglas K. Beplate
President                                    President
May 16, 2001                                 May 8, 2001


                                    EXHIBIT A
                           PRODUCTS, PRICES, DISCOUNTS
                              TERRITORY AND MARKETS

Product:
--------

World Point AED Prep Kit
Minimum Components:

RespAid CPR Isolation Mask Pair nitrile gloves Biohazard Bag Trauma scissors 3 antiseptic wipes Disposable towel Disposable razor
Fully-illustrated instruction card on how to perform CPR and use of AED

Prices:
-------
$9.95 per Prep AED Kit
FOB: Destination
Minimum Order: 240 Units

Territory and Markets:
----------------------
ALL TERRITORIES and MARKETS
No restrictiions


                                    EXHIBIT B
                      MINIMUM PURCHASE, MINIMUM PRODUCTION
                             DEMONSTRATION PRODUCTS

Minimum Product Purchase Requirement:
-------------------------------------

         The Distributor agrees to purchase and take delivery during the first contract year of 1,000 products.

Minimum Product Production Requirement:
---------------------------------------

         EFP agrees to produce and deliver 1,000 products each year of the agreement.


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                                    EXHIBIT C
                                 EFP TRADEMARKS

                           RespAide CPR Isolation Mask






































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